UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) May 25, 2005

                        NATIONAL PROPERTY INVESTORS 5
            (Exact name of Registrant as specified in its charter)


            California                0-11095                 22-2385051
      (State or other jurisdiction  (Commission            (I.R.S. Employer
           of incorporation)        File Number)        Identification Number)

                                55 Beattie Place
                              Post Office Box 1089
                        Greenville, South Carolina 29602
                    (Address of principal executive offices)


                                 (864) 239-1000
                           (Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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ITEM 5.02.  Departures  of  Directors  or  Principal  Officers;   Election  of
            Directors; Appointment of Principal Officers.

(b)-(c) On May 27, 2005, Apartment Investment and Management Company ("Aimco") announced that Paul J. McAuliffe, 49, has elected to step down as chief financial officer in first quarter 2006 to assume a senior advisory role as an executive vice president supporting Aimco in various capital markets activities. At the same time, Mr. McAuliffe will step down as the chief financial officer of the Partnership's managing general partner (the "Managing General Partner"). Mr. McAuliffe plans to return with his family to his native New Jersey. Since October 1999, Mr. McAuliffe has served as the chief financial officer of Aimco. Aimco will begin an orderly transition with Thomas M. Herzog, 42, currently the chief accounting officer of Aimco and the Managing General Partner succeeding Mr. McAuliffe as chief financial officer. Since January 2004, Mr. Herzog has served as senior vice president and chief accounting officer of Aimco and the Managing General Partner. Effective July 1, 2005, Mr. Herzog will become executive vice president and chief accounting officer of Aimco and the Managing General Partner and will assume the chief financial officer title when Mr. McAuliffe assumes his new role in early 2006. Prior to joining Aimco and the Managing General Partner, Mr. Herzog was at GE Real Estate, serving as chief accounting officer and global controller from April 2002 to January 2004 and as chief technical advisor from March 2000 to April 2002. Prior to joining GE Real Estate, Mr. Herzog was at Deloitte & Touche LLP from 1990 to 2000. The successor to Mr. Herzog in the role of chief accounting officer has not yet been determined.

                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                National Property Investors 5


                                By: NPI Equity Investments, Inc.
                                    Managing General Partner

                                By: /s/Martha L. Long
                                    Martha L. Long
                                    Senior Vice President

                              Date: June 1, 2005